Exhibit 4(d)(11) Amendment Number Eleven to the Loan and Security Agreement by and between Congress Financial Corporation (Southern) as Lender and the Registrant and One Price Clothing of Puerto Rico, Inc. as Borrowers dated January 31, 2002.


                    AMENDMENT NO. 11 TO FINANCING AGREEMENTS

                         Congress Financial Corporation
                                   (Southern)
                        200 Galleria Parkway, Suite 1500
                             Atlanta, Georgia 30359



                                                                January 31, 2002
One Price Clothing Stores, Inc.
1875 East Main Street
Duncan, South Carolina 29334

One Price Clothing of Puerto Rico, Inc.
1875 East Main Street
Duncan, South Carolina 29334



Gentlemen:


         Congress Financial Corporation (Southern) ("Lender"), One Price Clothing Stores, Inc. ("One Price") and One Price Clothing of Puerto Rico, Inc. ("One Price PR"; and together with One Price, individually referred to as a "Borrower" and collectively as the "Borrowers") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated March 25, 1996, between the Lender and Borrowers (as amended, the "Loan Agreement"), as amended by Amendment No. 1 to Financing Agreements, dated May 16, 1997, Amendment No. 2 to Financing Agreements, dated June 17, 1997, Amendment No. 3 to Financing Agreements, dated February 19, 1998, Amendment No. 4 to Financing Agreements, dated January 31, 1999, Amendment No. 5 to Financing Agreements, dated February 23, 2000, Amendment No. 6 to Financing Agreements, dated June 30, 2000, Amendment No. 7 to Financing Agreements, dated February 9, 2001, Amendment No. 8 to Financing Agreements dated September 13, 2001, Amendment No. 9 to Financing Agreements dated November 12, 2001 and Amendment No. 10 to Financing Agreements dated December 12, 2001 together with various other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Financing Agreements.

        Borrower has requested that Lender agree to release certain Availability Reserves and amend certain provisions of the Loan Agreement, and Lender is willing to do so on the terms and conditions and to the extent set forth herein.

        Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1. Second Supplemental Loan Maturity Date. The term "Second Supplemental Loan Maturity Date" is hereby redefined to mean "July 31, 2003."

2.   Second  Supplemental Loan Exit Fee. The phrase "of $80,000.00" set forth in
     Section 3.4.4 of the Loan Agreement is hereby revised to read "equal to two percent (2.00%) of the outstanding principal balance of the Second Supplemental Loan as of the opening of business on July 31, 2003."

3. Back End Fee. A new Section 3.4.7 shall be added to the Loan Agreement which reads as follows:

     "3.4.7  Second Supplemental Loan Back End Fee.

                  As compensation for Lender's agreements hereunder, the Lender shall have earned by its execution of this Agreement a Back End Fee in the amount of $80,000 which shall be fully-earned as of the date hereof, and if not paid sooner shall be payable in full on the Second Supplemental Loan Termination Date, and in any event (a) $60,000 of which shall be payable on July 13, 2002 and (b) $20,000 of which shall be payable on December 13, 2002."

4. Amendment Fee. A new Section 3.4.8 shall be added to the Loan Agreement which reads as follows:

                  "The Borrowers shall pay to the Lender a non-refundable Amendment Fee in the amount of $60,000 which shall be fully earned as of January 31, 2002 but shall be payable on April 1, 2002."

5. ERF Letter of Credit Fees. A new Section 3.4.9 shall be added to the Loan Agreement which reads as follows:

                  "The Borrowers shall pay to Lender the following non-refundable fees, which shall be fully-earned on the dates they are payable: (a) a monthly fee of $17,500 payable on the first day of each month commencing February 1, 2002 and ending on the expiration date of the ERF Letter of Credit, pro-rated for partial months, and (b) a fee equal to the fees and costs charged by the issuer of the ERF Letter of Credit to Participant in connection with the issuance and maintenance of the ERF Letter of Credit, due monthly in advance on the first day of each month prior to the expiration date of the ERF Letter of Credit, pro-rated for partial months."


6. Yield Maintenance. Section 12.1.2 of the Loan Agreement is hereby revised to add the following language after the phrase "equal to" in the first sentence thereof: "(a) $80,000 in the event the Second Supplemental Loan is prepaid prior to December 31, 2002, plus (b)".

7. Second Supplemental Loan Amortization. The following sentence is added to the beginning of Section 2.1.2(c) of the Loan

         Agreement:

                  The Borrower shall make the following principal payments on or before the following dates on account of the Second Supplemental Loans:


                                 Date                         Payment

                                8/31/02                       $ 50,000
                                9/30/02                       $ 50,000
                               10/31/02                       $275,000
                               11/30/02                       $ 75,000
                               12/31/02                       $400,000
                                4/30/03                       $375,000
                                5/31/03                       $125,000
                                6/30/03                       $125,000

                  Any prepayment of the Second Supplemental Loan shall be applied to the foregoing installments in the order of their maturity. Once repaid, the principal balance of the Second Supplemental Loan may not be re-borrowed.


8. Definitions. The following definitions shall be added to Section 1 of the Loan Agreement:


          (a) "ERF Letter of Credit" shall mean Standby Letter of Credit No. _____ issued by Fleet National Bank in the stated amount of $1,750,000 for the account of Participant and for the benefit of Lender.



          (b) "Amendment No. 11 to Financing Agreements" shall mean Amendment No. 11 to Financing Agreements between Borrower and Lender dated as of January 31, 2002.

          (f) "Designated Letters of Credit" shall mean that certain Letter of Credit No. SM415940P issued by First Union Bank in the stated amount of $750,000, together with that certain Letter of Credit No. SM416040P issued by First Union Bank in the stated amount of $1,000,000.

9.       Availability Reserves.

          (a) Commencing on the date of this Amendment No. 11, Lender shall release $1,750,000 of its Availability Reserve being maintained in respect of the Designated Letters of Credit in accordance with
               Section 1.4(d) of the Loan Agreement (the "Designated Availability Reserve").

          (b) On May 3, 2002 and each Friday thereafter through June 14, 2002, $250,000 of the Designated Availability Reserve shall be re-imposed (and the Borrower shall have repaid Revolving Loans to the extent necessary to prevent the occurrence of an Event of Default) so that by June 14, 2002, the Designated Availability Reserve shall be $1,750,000. Each re-imposition of the Designated Availability Reserve shall serve to reduce the stated amount of the ERF Letter of Credit in a like amount. To the extent that the imposition of any installment of the Designated Availability Reserve would at any time cause the outstanding amount of Loans and Letter of Credit Accommodations to exceed the amount of Revolving Loans and Letter of Credit Accommodations available to Borrowers pursuant to Sections 2.1 and 2.2 of the Loan Agreement (as calculated by Lender, subject to sublimits and Availability Reserves as provided for in the Loan Agreement), then Borrowers shall be deemed to have requested that the outstanding amount of the Second Supplemental Loan be increased by the amount of such excess.

10.      ERF Letter of Credit; Second Supplemental Loan.

          (a) In the event that a draw is honored under either of the Designated Letters of Credit which is not immediately reimbursed by Borrower, Borrower shall be deemed to have requested an increase in the outstanding amount of the Second Supplemental Loan in an amount equal to the amount of any such draw. .

          (b) The term "Second Supplemental Loan" as used in the Loan Agreement is hereby redefined to mean: "the loan made by Lender to or for the benefit of Borrowers pursuant to Section 2.1.2 hereof, as the same may be increased pursuant to Sections 9(b) and 10 of Amendment No. 11 to Financing Agreements."




11. Excess Availability. Section 9.15.1 of the Loan Agreement is hereby amended to add the following language at the end thereof:
     "plus the amount of any increase to the Second Supplemental Loan pursuant to Sections 9 and 10 of this Amendment No. 11."




12. Additional Event of Default. In addition to the Events of Default set forth in the Loan Agreement and the other Financing Agreements, the occurrence of any of the following shall also constitute an Event of Default: (a) if the ERF Letter of Credit shall be void or invalid or the validity thereof shall be contested by the issuer with request thereto or by Borrower or ERF or any other applicant with respect thereto, (b) the issuer of the ERF Letter of Credit shall fail to honor any properly presented draw thereunder in accordance with its terms, or deny it has any further liability or obligation thereunder or shall revoke, terminate or purport to revoke or terminate it, or (c) any injunctive relief or restraining order is sought or granted which does or would, if granted, limit or impair the right of Lender to draw under the ERF Letter of Credit in accordance with the terms thereof or retain any funds drawn thereunder; or (d) there is a payment by Participant on account of Lender's notice of its intent to draw under the ERF Letter of Credit, or a draw by Lender under the ERF Letter of Credit. Upon the occurrence of any such Event of Default described in (a), (b) or (c) above, Lender shall, in addition to all other rights and remedies available to Lender, be entitled to immediately re-impose the $1,750,000 of the Designated Availability Reserves previously released pursuant to Section 9 of this Amendment No. 11, to the extent not otherwise previously re-imposed. Upon the occurrence of any such Event of Default described in (d) above, Lender shall, in addition to all other rights and remedies available to Lender, be entitled to immediately re-impose a portion of the Designated Availability Reserve in the amount of the payment or draw referred to in (d) above.


13. Additional Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrower:


                  (a) Borrower shall cause ERF to maintain the ERF Letter of Credit in full force and effect until the July 2, 2002. Borrower does not have and shall not have any property or other interest in the ERF Letter of Credit or in any funds available or drawn thereunder.

                  (b) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

                  (c) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

14. Conditions Precedent. The following shall be conditions precedent to the effectiveness of this Amendment No. 11:


(a) All representations and warranties of Borrower made in any of the Financing Agreements shall be true and correct as of the date when made;

(b)      There shall have occurred and be continuing no Event of Default.

(c) The Lender and the Participant shall have entered into a mutually acceptable Amendment to the Participation Agreement.

(d) The Lender shall have received evidence satisfactory to it of the due authorization, execution and delivery of this Amendment.

(e) All fees and expenses payable to Lender, Participant and their respective counsel and due as of the date hereof shall have been paid in full.

(f) One Price shall have delivered a Warrant Purchase Agreement in favor of Participant for the purchase of 23,000 shares of One Price, in form and substance acceptable to Participant in its sole discretion.

(g) The ERF Letter of Credit shall have been delivered to Lender in form and substance satisfactory to Lender and shall have been issued by an issuer satisfactory to Lender.

15. Confirmation. Borrower confirms and agrees that (a) all representations and warranties contained in the Financing Agreements are on the date hereof true and correct in all material respects and (b) it is unconditionally and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that Borrower has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

16. Miscellaneous. The Borrowers confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. The undersigned further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

17. Governing Law. This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted in accordance with Section 11.1 or 11.1.1 of the Loan Agreement, as the case may be.

18. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successor, assigns and the Participant.

         Executed under seal on the date set forth above.


                                                  Very truly yours,

                                                  CONGRESS FINANCIAL CORPORATION
                                                  (SOUTHERN)

                                                  By: /s/ Morris P. Holloway
                                                  Name: Morris P. Holloway
                                                  Title: Senior Vice President



AGREED AND ACCEPTED:
-------------------

ONE PRICE CLOTHING STORES, INC.


By:  /s/ C. Burt Duren
    ------------------
         C. Burt Duren

Title: Vice President & Treasurer
       --------------------------



ONE PRICE CLOTHING OF PUERTO RICO, INC.


By:  /s/ C. Burt Duren
    ------------------
         C. Burt Duren

Title: Vice President & Treasurer
       --------------------------



CONSENTED TO AND AGREED:
-----------------------

ONE PRICE CLOTHING - U.S. VIRGIN ISLANDS, INC.

By: /s/ C. Burt Duren
    -----------------
        C. Burt Duren

Title: Vice President & Treasurer
       --------------------------